As filed with the Securities and Exchange Commission on January 15, 1999

                                                      Registration No. 333-42255

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Flextronics International Ltd.
             (Exact Name of Registrant as Specified in Its Charter)


            Singapore                                          Not Applicable
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

       514 Chai Chee Lane #04-13, Bedok Industrial Estate, Singapore 1646
                    (Address of Principal Executive Offices)

                         Flextronics International Ltd.
                             1993 Share Option Plan
                            1997 Interim Option Plan
                        1997 Employee Stock Purchase Plan
                            (Full Title of the Plans)

                                Michael E. Marks
                      Chairman and Chief Executive Officer
                         Flextronics International Ltd.
                     2090 Fortune Drive, San Jose, CA 95131
                     (Name and Address of Agent For Service)

                                 (408) 428-1300
          (Telephone Number, including Area Code, of Agent For Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

                Title of                        Amount           Proposed Maximum             Proposed
               Securities                       to be             Offering Price          Maximum Aggregate         Amount of
            to be Registered                  Registered           Per Share(1)           Offering Price(1)     Registration Fee
            ----------------                  ----------           ------------           -----------------     ----------------
Ordinary Shares, S$0.01 par value:            2,600,000              $36.75                  $62,475,000           $18,430.13
1993 Share Option Plan(2)

Ordinary Shares, S$0.01 par value:             250,000               $36.75                   $9,187,500            $2,710.31
1997 Interim Option Plan

Ordinary Shares, S$0.01 par value:              75,000               $36.75                   $2,756,250             $813.09
1997 Employee Stock Purchase Plan

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per Ordinary Share of Flextronics International Ltd. on December 10, 1997 as reported by the Nasdaq National Market.

(2) Represents additional shares available for issuance under the Flextronics International Ltd. 1993 Share Option Plan. A total of 900,000 shares issuable under the Flextronics International Ltd. 1993 Share Option Plan have previously been registered under the Securities Act.

================================================================================
Purpose of Amendment: The numbers in the columns titled "Amount to be Registered," "Proposed Maximum Aggregate Offering Price" and "Amount of Registration Fee" have been amended from 2,000,000 to 2,600,000, $73,500,000 to $62,475,000 and $21,682.50 to $18,430.13, respectively; and footnote (2) has been amended to reflect that 900,000 and not 600,000 shares issuable under the Flextronics International Ltd. 1993 Share Option Plan were previously registered.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 15th day of January, 1999.

                                         FLEXTRONICS INTERNATIONAL LTD.

                                         By: /s/ MICHAEL E. MARKS
                                             ---------------------------------
                                         Michael E. Marks
                                         Chairman of the Board
                                         and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                                            DATE
---------                                            -----                                            ----
/s/ MICHAEL E. MARKS                        Chairman of the Board, and Chief Executive         January 15, 1999
------------------------------------        Officer (principal executive officer)


          *                                 President, Asia Pacific Operations and Director    January 15, 1999
------------------------------------
Tsui Sung Lam


/s/ ROBERT R.B. DYKES                       Senior Vice President of Finance and               January 15, 1999
------------------------------------        Administration (principal financial
                                            and accounting officer)


          *                                 Senior Vice President, Worldwide Sales             January 15, 1999
------------------------------------        and Marketing and Director
Stephen J.L. Rees


          *                                 Director                                           January 15, 1999
------------------------------------
Michael J. Moritz


          *                                 Director                                           January 15, 1999
------------------------------------
Richard L. Sharp


          *                                 Director                                           January 15, 1999
------------------------------------
Patrick Foley


          *                                 Director                                           January 15, 1999
------------------------------------
Alain Ahkong


          *                                 Director                                           January 15, 1999
------------------------------------
Shing Leong Hui


*By:
     -----------------------------------------
        Michael E. Marks, Attorney-in-fact